UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2018

First Financial Bancorp.

(Exact name of registrant as specified in its charter)

Ohio	001-34762	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

255 East Fifth Street, Suite 700, Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 322-9530

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 1, 2018, First Financial Bancorp., an Ohio corporation (the “Company”), completed its previously announced merger (the “Merger”) with MainSource Financial Group, Inc., an Indiana corporation (“MainSource”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 25, 2017, between MainSource and the Company.  At the effective time of the Merger (the “Effective Time”), MainSource merged with and into the Company, with the Company as the surviving corporation in the Merger.  Pursuant to the terms of the Merger Agreement, each holder of MainSource’s common stock, no par value (“MainSource Common Stock”), has the right to receive 1.3875 shares of common stock of the Company (the “Merger Consideration”), no par value (the “Company Common Stock”), for each share of MainSource Common Stock held immediately prior to the Effective Time, with cash to be paid in lieu of fractional shares.  Each outstanding share of Company Common Stock remained outstanding and was unaffected by the Merger.

Also, at the Effective Time, each outstanding MainSource stock option vested in full and converted into an option to purchase from the Company, on the same terms and conditions as were applicable under the MainSource stock option, a number of shares of Company Common Stock determined by multiplying (i) the number of shares of MainSource Common Stock subject to the MainSource stock option by (ii) 1.3875, with an exercise price determined by dividing (i) the per share exercise price for each share of MainSource Common Stock subject to such MainSource stock option by (ii) 1.3875. Each outstanding MainSource restricted stock award vested (with any performance-based vesting condition deemed satisfied) and converted into the right to receive 1.3875 shares of Company Common Stock for each share of MainSource Common Stock underlying such MainSource restricted stock award. Each outstanding MainSource performance share unit vested (with any performance-based vesting condition deemed satisfied at target) and converted into the right to receive 1.3875 shares of Company Common Stock for each share of MainSource Common Stock underlying such MainSource performance share unit. In addition, warrants to purchase approximately 574,732 shares of MainSource Common Stock at an exercise price of approximately $14.88 per share converted into the right to acquire approximately 797,441 shares of Company Common Stock at a per share exercise price of approximately $10.72.

Immediately following the Merger, MainSource’s wholly-owned subsidiary, MainSource Bank, merged with and into the Company’s wholly-owned subsidiary, First Financial Bank (the “Bank Merger”), with First Financial Bank as the surviving bank in the Bank Merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 27, 2017 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition of Certain Principal Officers

Pursuant to the arrangements previously disclosed on the Current Report on Form 8-K filed by the Company on July 27, 2017, at the Effective Time, Archie M. Brown, Jr., who, prior to the Merger, served as the President and Chief Executive Officer of MainSource, became the Chief Executive Officer and President of the Company. Claude E. Davis, who served as the Chief Executive Officer of the Company prior to the Effective Time, transitioned to the role of Executive Chairman of the Board of Directors of the Company.

Pursuant to the arrangements previously disclosed on the Current Report on Form 8-K filed by the Company on September 22, 2017, at the Effective Time, James M. Anderson, who, prior to the Merger, served as the Chief Financial Officer of MainSource, became the Chief Financial Officer of the Company. John M. Gavigan, who served as the Chief Financial Officer of the Company prior to the Effective Time, transitioned to the role of Chief Administrative Officer of the Company.

Pursuant to the arrangements previously disclosed on the Current Report on Form 8-K filed by the Company on October 13, 2017, at the Effective Time, Anthony M. Stollings, who, prior to the Merger, served as the President and Chief Banking Officer of the Company, retained the role of Chief Banking Officer but the title of “President” transitioned to Mr. Brown.

Post-Merger Board of Directors

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company caused the board of directors of the combined company (the “Board”) to be comprised of nine (9) former Company directors and six (6) former MainSource directors. In order to create the vacancies necessary for such composition of the Board, the Company determined to increase the size of its Board of Directors at the Effective Time from twelve (12) members to fifteen (15) members and accepted the resignations of three (3) former Company directors, Murphe Knapke, David S. Barker and Jeff Meyer, with each such resignation being effective as of the Effective Time.

Upon the recommendation of MainSource, and after reviewing their relevant experiences and background and discussing the same, the Company’s Corporate Governance and Nominating Committee nominated, and the Company’s Board of Directors, after its own review and discussion approved, the appointment of Kathleen L Bardwell, William G. Barron, Vincent A. Berta, Archie M. Brown, Jr., Erin P. Hoeflinger and Thomas M. O’Brien (the “New Directors”) to serve on the Board, effective as of the Effective Time. Each of the New Directors directors will serve until the Company’s 2018 Annual Meeting of Shareholders, subject to his or her prior death, resignation or removal from office. Each of the New Directors was also elected to the Board of Directors of First Financial Bank.

Effective April 1, 2018, the members of the committees of the Board will be as follows:

Audit Committee	William J. Kramer, Chair Kathleen R. Bardwell, Vice Chair Thomas M. O’Brien Maribeth S. Rahe

Compensation Committee	Thomas M. O’Brien, Chair Susan L. Knust, Vice Chair Erin P. Hoeflinger William J. Kramer

Compliance and Community Development Committee	Cynthia O. Booth, Chair Erin P. Hoeflinger, Vice Chair William G. Barron Susan L. Knust

Enterprise Risk Committee	Vincent A. Berta, Chair Corinne R. Finnerty, Vice Chair John T. Neighbours Richard E. Olszewski

Governance and Nominating Committee	J. Wickliffe Ach, Chair Kathleen R. Bardwell, Vice Chair William G. Barron Corinne R. Finnerty Richard E. Olszewski

Capital Markets Committee	Maribeth S. Rahe, Chair Cynthia O. Booth, Vice Chair Vincent A. Berta John T. Neighbours

Fiduciary Committee and Investment Product Committee (First Financial Bank only)	Archie M. Brown, Jr., Chair Claude E. Davis J. Wickliffe Ach

In connection with their service, each of New Directors will receive compensation under the Company’s non-employee director compensation package. Director compensation was most recently described in the Company’s Definitive Proxy Statement for its 2017 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on April 13, 2017.

Other than the Merger Agreement, there are no arrangements or understandings between the New Directors and any other person pursuant to which the New Directors were selected as directors. Since the beginning of the last fiscal year there have been no related party transactions between the Company and the New Directors that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On April 2, 2018, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is incorporated herein by reference as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between First Financial Bancorp. and MainSource Financial Group, Inc., dated as of July 25, 2017 (attached as Exhibit 2.1 to First Financial Bancorp’s Current Report on Form 8-K filed on July 27, 2017, and incorporated herein by reference).

99.1	Press Release, dated April 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Financial Bancorp.

Date: April 2, 2018	By:	/s/ James M. Anderson
James M. Anderson Chief Financial Officer